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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated October 17, 2005 on the consolidated balance sheets of SSA Global Technologies, Inc. and subsidiaries as of July 31, 2005 and July 31, 2004 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years ended July 31, 2005, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference of our report in the prospectus constituting part of the Registration Statements on Form S-8 (Nos. 333-125258).

                      /s/  GRANT THORNTON LLP

Chicago, Illinois
October 21, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM